EXHIBIT 21


EXHIBIT  21.  SUBSIDIARIES OF THE SMALL BUSINESS ISSUER

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

                                                       Percent    State or other jurisdiction of
                       Name                             Owned     Incorporation or organization
---------------------------------------------------    -------    ------------------------------

Beijing Antai Communication Equipment Company, LTD.       50%     Peoples Republic of China

FTG Venture Corporation                                  100%     Delaware

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